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                                                                    Exhibit 10.9

                               SERVICES AGREEMENT

          AGREEMENT, dated this 24/th/ day of January, 2003 (this "Agreement"), among J. Crew Group, Inc., a New York Corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp. (collectively with the Parent, the "Company"), with offices at 770 Broadway, New York, New York, 10003 Millard S. Drexler, Inc. (the "Service Company") and Millard S. Drexler (the "Principal").

          l. Term; Position and Responsibilities; Company Headquarters and Principal Work Location.

          (a) Term. Unless the Service Period (as defined below) is terminated earlier pursuant to Section 4 hereof, the Company shall engage the Service Company and the Principal on the terms and subject to the conditions of this Agreement for a five year term commencing on January 27, 2003 (the "Commencement Date") and ending on the day immediately preceding the fifth anniversary of the Commencement Date (the "Service Period").

          (b) Position and Responsibilities. During the Service Period, the Company hereby agrees to cause the Principal to be elected as Chairman of the Board of Directors of the Company (the "Board") and to employ the Principal, both directly and through the Service Company, as the Company's Chief Executive Officer and such other position or positions with the Company as the Board and the Principal may agree from time to time, provided that following the third anniversary of the Commencement Date, the Principal may step down as Chief Executive Officer, serve as the Company's Executive Chairman and delegate his duties and responsibilities to the appropriate executive officers of the Company, including to any newly-appointed or, if appropriate to hire such officer, newly-hired Chief Executive Officer. During the Service Period, the Principal, on behalf of the Service Company, shall perform the duties and responsibilities that are customarily assigned to individuals serving in such position or positions and such other duties and responsibilities commensurate with such positions as the Board may reasonably specify from time to time, including but not limited to recruitment and retention of key personnel of the Company, hiring and terminating senior executives of the Company, establishment and execution of brand vision, and direct responsibility for assembling and guiding product, merchandising and marketing functions, and oversight of and accountability for the financial and strategic performance of the Company (the "Services"). The Principal shall report to the Board.

          (c) During the Service Period, excluding any periods of vacation and sick leave to which the Principal is entitled, (i) the Principal shall devote substantially all of his working time and attention to the performance of his duties and responsibilities hereunder, provided that following the third anniversary of the Commencement Date if the Principal elects to step down as Chief Executive Officer and serve as the Executive Chairman of the Company, he shall no longer be required to devote substantially all of his working time to the performance of his duties hereunder. Following the Principal's resignation as Chief Executive Officer, he shall provide such oversight, direction and assistance as he deems appropriate and, in either case, he shall faithfully and diligently endeavor to promote the business and best interests of the

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Company, and (ii) the Principal may not, without the prior written consent of the Company, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an Chairman and Chief Executive Officer of the Company), provided that it shall not be a violation of the foregoing for the Principal to (A) act or serve as a director, trustee, committee member or principal of any type of business or civic or charitable organization, (B) manage his personal, financial and legal affairs, and (C) pursue a very limited number of small retail and other consumer brand building ventures without TPG and TPG Ventures (provided that the activities described in clauses (A), (B) and (C) do not interfere with the performance of his duties and responsibilities to the Company as provided hereunder). Notwithstanding anything to the contrary in this Section 1(c), the Principal may pursue emerging retail and other consumer brand building opportunities with TPG and TPG Ventures and their affiliates.

          (d) Company Headquarters; Principal Work Location. Unless otherwise mutually agreed upon, the Company's headquarters shall be the New York metropolitan area. The Company intends to establish a West Coast merchandising office at the Principal's reasonable direction, which will be the Principal's principal work location,. The Principal shall travel as reasonably required to carry out his duties and obligations hereunder, including to New York.

          2. Compensation; Expenses; Benefits and Perquisites. During the Service Period, as compensation for the performance of the Services, the Service Company and the Principal, as applicable shall be entitled to the following compensation from the Company, which subsections (a), (b) and (c) below shall not exceed an aggregate of $700,000 per annum:

          (a) Base Salary. The Company shall pay the Principal, not less than once a month pursuant to the Company's normal and customary payroll procedures, a base salary at the rate of $200,000 per annum (the "Base Salary"). The Board shall annually reevaluate the Principal's salary and bonus opportunities for increase based on the Company's performance and the Principal's contributions to the Company for the preceding fiscal year.

          (b) Annual Bonus. In addition to the Base Salary, the Service Company shall have an opportunity to earn an annual bonus (the "Bonus") in respect of each fiscal year in accordance with the terms of the J. Crew Operating Corp. Performance Incentive Plan then existing for such fiscal year based on the achievement of performance objectives as may be established from time to time by the Board or a committee thereof; provided, however, that the Bonus for any fiscal year shall be payable to the Service Company only if the Principal, through the Service Company, is employed by the Company on the date on which such Bonus is paid. The actual Bonus that may become payable shall be determined by the Board, in its sole discretion.

          (c) Business Expenses. The Company shall promptly reimburse the Service Company for all reasonable business expenses incurred by the Service Company in connection with the performance of the Services, including without limitation airfare, upon the presentation of statements of such expenses in accordance with the Company's policies and procedures now

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in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

          (d) Employee Benefits. During the Service Period, the Principal shall be eligible to participate in the employee benefit plans and programs maintained by the Company from time to time and generally available to senior executives of the Company, including, to the extent maintained by the Company, medical, dental, accidental and disability insurance plans and profit sharing, pension, retirement, deferred compensation and savings plans, to the extent permitted by and in accordance with the terms and conditions of the applicable plan and applicable law in effect from time to time.

          (e) Vacation. During the Service Period, the Principal shall be entitled to twenty-five days of paid time off per annum pursuant to the Company's Paid Time Off Policy, without carryover accumulation, which may be taken at the Principal's sole discretion.

          3.   Grant of Stock Options and Restricted Stock.

          (a) Initial Stock Options. As soon as reasonably practicable after the Commencement Date, the Company shall cause the Board or a committee thereof to grant to the Principal a non-qualified option to purchase 557,926 shares of common stock of the Parent (the "Common Stock") at an exercise price per share equal to $6.82 per share (the "Initial Option") in exchange for consideration paid by the Principal to the Company, within three business days after shareholder approval of such grant, in the amount of $200,000. The terms and conditions of the Initial Option shall be evidenced by a separate stock option agreement executed by the Company and the Principal (the "Initial Option Agreement") which shall contain terms consistent with the Company's 2003 Equity Incentive Plan as it may be amended from time to time (the "Equity Plan"), this
Section 3(a) and other customary terms. The Initial Option Agreement shall provide, among other things, for the following:

               (i) The Initial Option shall vest in equal installments on the second, third, fourth and fifth anniversaries of the Commencement Date; provided that the Service Period is not terminated prior to any such applicable anniversary date;

               (ii) Notwithstanding the foregoing, (A) in the event that the Company terminates the Service Period without Cause (as defined below) or the Principal terminates the Service Period for Good Reason (as defined below) prior to the consummation of a Change in Control (as defined in the Equity Plan), that portion of the Initial Option that would have become vested and exercisable on the anniversary of the Commencement Date immediately following the Date of Termination (as defined below) shall vest and become immediately exercisable and any remaining portion of the Initial Option that has not become vested and exercisable shall immediately expire and be forfeited, (B) in the event that, within the two-year period following the consummation of a Change in Control, the Company terminates the Service Period without Cause or the Principal terminates the Service Period for Good Reason, all or any portion of the Initial Option that has not yet become

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          exercisable shall vest and become immediately exercisable, or (C) if the Service Period terminates for any other reason, any portion of the Initial Option which has not become exercisable on such Date of Termination shall immediately expire and be forfeited; and

               (iii) Any portion of the Initial Option which has become vested and exercisable shall expire on the earlier of (A) the tenth anniversary of the date of grant, (B) the commencement of business on the date the Service Period is terminated for Cause, (C) ninety days after the Service Period is terminated by the Principal without Good Reason, or (D) the second anniversary of the date the Service Period is terminated (x) on account of the Principal's death or Disability, (as defined below), (y) by the Company without Cause, or (z) by the Principal for Good Reason.

          (b) Premium Stock Options. As soon as reasonably practicable after the Commencement Date, the Company shall cause the Board or a committee thereof to grant to the Principal a non-qualified option to purchase 836,889 shares of Common Stock at an exercise price per share equal to $25.00 per share (the "Premium Option Tranche 1") and an additional non-qualified option to purchase 836,889 shares of Common Stock at an exercise price per share equal to $35.00 per share (the "Premium Option Tranche 2" and, collectively with Premium Option Tranche 1, the "Premium Options") . The terms and conditions of the Premium Options shall be evidenced by a separate stock option agreement executed by the Company and the Principal (the "Premium Option Agreement") which shall contain terms consistent with the Equity Plan, this Section 3(b) and other customary terms. The Premium Option Agreement shall provide, among other things, for the following:

               (i) The Premium Options shall vest in equal installments on the second, third, fourth and fifth anniversaries of the Commencement Date; provided that the Service Period is not terminated prior to any such applicable anniversary date;

               (ii) Notwithstanding the foregoing, (A) in the event that the Company terminates the Service Period without Cause or the Principal terminates the Service Period for Good Reason prior to the consummation of a Change in Control, that portion of the Premium Option that would have become vested and exercisable on the anniversary of the Commencement Date immediately following the Date of Termination shall vest and become immediately exercisable and any remaining portion of the Premium Option that has not become vested and exercisable shall immediately expire and be forfeited, (B) in the event that, within the two-year period following the consummation of a Change in Control, the Company terminates the Service Period without Cause or the Principal terminates the Service Period for Good Reason, all or any portion of the Premium Option that has not yet become exercisable shall vest and become immediately exercisable, or (C) if the Service Period terminates for any other reason, any portion of the Premium Option which has not become exercisable on such Date of Termination shall immediately expire and be forfeited; and

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               (iii) Any portion of the Premium Option which has become vested and exercisable shall expire on the earlier of (A) the tenth anniversary of the date of grant, (B) the commencement of business on the date the Service Period is terminated for Cause, (C) ninety days after the Service Period is terminated by the Principal without Good Reason, or (D) the second anniversary of the date the Service Period is terminated (x) on account of the Principal's death or Disability,
          (y) by the Company without Cause, or (z) by the Principal for Good Reason.

(c) Restricted Stock. As soon as reasonably practicable following the Commencement Date, the Principal shall purchase from the Company 725,303 restricted shares (the "Restricted Shares") of Common Stock under the Equity Plan in exchange for consideration paid by the Principal to the Company, within three business days after shareholder approval of such grant, in the amount of $800,000. The terms and conditions of the Restricted Shares shall be evidenced by a separate restricted stock agreement executed by the Company, the Service Company and the Principal (the "Restricted Stock Agreement") which shall contain terms consistent with this Section 3(c) and other customary terms. The Restricted Stock Agreement shall provide, among other things, that the Restricted Shares shall vest in equal installments on the first, second, third and fourth anniversaries of the Commencement Date; provided that (i) in the event that the Company terminates the Service Period without Cause or the Principal terminates the Service Period for Good Reason, all or any portion of the Restricted Shares not previously forfeited shall vest, or (ii) in the event that the Service Period terminates for any other reason, the Restricted Shares which have not vested on such Date of Termination shall be immediately forfeited by the Principal (or Service Company in the event of their assignment) and returned to the Company. The Company shall use its reasonable efforts to cooperate with the Principal, provide the necessary information and make or assist in making the necessary filings for the Principal or the Service Company, as applicable, to make an election to include an amount equal to the difference, if any, between the value of the Restricted Shares and the purchase price in current income under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code").

          In addition to the Restricted Shares described above, as soon as reasonably practicable after the date hereof, the Company shall grant the Service Company 55,793 restricted shares (the "Additional Restricted Shares") of Common Stock under the Equity Plan. The terms and conditions of the Restricted Shares shall be evidenced by a separate restricted stock agreement executed by the Company, the Service Company and the Principal which shall contain terms consistent with this Section 3(c) and other customary terms and shall be immediately vested upon grant.

          (d) Special Shareholders' Meeting. As soon as reasonably practicable after the date hereof (but no later than thirty days after approval of this Agreement by the Board) and prior to the grant of the foregoing equity awards, the Company shall hold a special shareholders' meeting for the purpose of approving the Equity Plan and shall use its reasonable efforts to provide disclosure to the shareholders that would satisfy the provisions of Section 280G of the Code and obtain shareholder approval of the equity awards provided in Sections 3(a), (b) and (c) herein.

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          (e) Stockholders' Agreement. Unless otherwise specified, all shares of
Common Stock and all other securities issued in connection with this Agreement or acquired by the Service Company and/or the Principal under this Agreement or otherwise on or after the date hereof shall be subject to the Stockholders' Agreement attached hereto as Exhibit A.

          4.  Termination of Services.

          The Service Period may be terminated prior to the fifth anniversary of the Commencement Date (the "Scheduled Termination Date") upon the earliest to occur of the following events (at which time the Services provided hereunder shall be terminated):

          (a) Death. The Services hereunder shall terminate upon the Principal's death.

          (b) Disability. The Company shall be entitled to terminate the Services hereunder by reason of the Principal's "Disability" if, as a result of the Principal's incapacity due to physical or mental illness, the Principal shall have been unable to perform his duties hereunder for a period of six (6) consecutive months or for 180 days within any 365-day period, and within 30 days after written Notice of Termination (as defined below) for Disability is given following such 6-month or 180-day period, as the case may be, the Principal shall not have returned to the performance of his duties in accordance with this Agreement.

          (c) Cause. The Company may terminate the Services hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (1) the willful and continued failure of the Principal substantially to perform the Principal's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Principal a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Principal has not substantially performed the Principal's duties; (2) the willful engaging by the Principal in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; and (3) a breach of any of the obligations under Sections 9, 10 and 11 or any of the representations and covenants contained in Section 13 hereof. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall not constitute Cause. Cause shall not exist unless and until the Company has delivered to the Principal a copy of a resolution duly adopted by a majority of the Board at a meeting of the Board called and held for such purpose (after reasonable but in no event less than thirty (30) days' notice to the Principal and an opportunity for the Principal, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Principal was guilty of the conduct set forth above and specifying the particulars thereof in detail. This Section 4(c) shall not prevent the Principal from challenging in any court of competent jurisdiction the Board's determination that Cause exists or that the Principal has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

          (d) Good Reason. The Principal may cause the Service Company to terminate the Services hereunder for "Good Reason," for any of the following reasons enumerated in this Section 4(d): (i) the diminution of, or appointment of anyone other than the Principal to serve in

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or handle, the Principal's positions, authority, duties or responsibilities from the positions, authority, duties or responsibilities set forth in Section 1 of this Agreement without the Principal's consent, provided that any diminution or delegation of the Principal's duties in connection with the Principal ceasing to act as the Chief Executive Officer of the Company in accordance with Section
1(b) shall not constitute Good Reason; (ii) any purported termination of the Service Period by the Company for a reason or in a manner not expressly permitted by this Agreement; (iii) relocation of the Principal's principal work location to more than fifty (50) miles from the Principal's principal work location, (iv) any failure by the Company to comply with Sections 2 or 3 of this Agreement, including any failure to obtain the shareholder approval described in
Section 3(d) above, or any other material breach of this Agreement, including without limitation Section 14(e)(ii), or (v) the removal of the Principal or any of the Principal's nominees as directors under Section 4(d) of the Stockholders' Agreement. Termination of the Services by the Principal, on behalf of himself and the Service Company, pursuant to this Section 4(d) shall not be effective until the Principal delivers to the Board a written notice specifically identifying the conduct of the Company which he believes constitutes a reason enumerated in this Section 4(d) and the Principal provides the Board at least thirty (30) days to remedy such conduct and then provides an additional Notice of Termination in the event the Company does not cure such conduct.

          (e) Without Cause. The Company may terminate the Services hereunder without Cause.

          (f) Without Good Reason. The Principal may cause the Service Company to terminate the Services hereunder without Good Reason, provided that the Principal provides the Company with notice of intent to terminate without Good Reason at least three months in advance of the Date of Termination. The Principal and the Company shall mutually agree on the time, method and content of any public announcement regarding the termination of the Services hereunder and neither the Principal nor the Company shall make any public statements which are inconsistent with the information mutually agreed upon by the Company and the Principal and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Principal and Company as described above.

          5.  Termination Procedure.

          (a) Notice of Termination. Any termination of the Services hereunder by the Company or by the Principal, on behalf of himself and the Service Company, during the Service Period (other than termination pursuant to Section 4(a)) shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 14(a).

          (b) Date of Termination. "Date of Termination" shall mean (i) if the Services are terminated by reason of the Principal's death, the date of his death, (ii) if the Services are terminated pursuant to Section 4(b), thirty (30) days after Notice of Termination (provided that the Principal shall not have returned to the substantial performance of his duties in accordance with this Agreement during such thirty (30) day period), (iii) if the Services are terminated

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pursuant to Section 4(f), a date specified in the Notice of Termination which is at least three months from the date of such notice as specified in such Section 4(f); and (iv) if the Services are terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days (or any alternative time period agreed upon by the parties) after the giving of such notice) set forth in such Notice of Termination.

          6.  Termination Payments.

          (a) Without Cause or for Good Reason. In the event of the termination of the Services during the Service Period by the Company without Cause or by the Principal, on behalf of himself and the Service Company, for Good Reason, the Service Company and the Principal, as applicable, shall be entitled to (i) a payment, within ten (10) days following the Date of Termination, of Base Salary through the Date of Termination (to the extent not theretofore paid), any accrued vacation pay, and any unreimbursed expenses under Sections 2(c) and (d) (the "Accrued Obligations") and (ii) subject to the effectiveness of the Service Company's and the Principal's execution of a general release and waiver of all claims against the Company, its affiliates and their respective officers and directors related to the Services and the related arrangements including without limitation, certain related investments in the Company, but excluding his rights to receive the benefits provided under this Agreement or under any agreement entered into in connection herewith and to be indemnified in accordance with the provisions of the Company's charter and bylaws and Section 8 hereof, in a form reasonably satisfactory to the Company and subject to the Service Company's and the Principal's compliance with the terms and conditions contained in this Agreement, (A) the continued payment of Base Salary for the one year period following the Date of Termination; (B) the immediate vesting of any portion of the Restricted Shares that have not yet become vested as of the Date of Termination and (C) that portion of the Initial Option and the Premium Options that would have become vested and exercisable on the anniversary of the date of grant immediately following the Date of Termination shall vest and become immediately exercisable and any remaining portion of the Initial Option and Premium Options that has not become vested and exercisable shall immediately expire and be forfeited, provided that if such termination occurs after the consummation of a Change in Control, any portion of the Initial Option and Premium Option that has not become exercisable shall become immediately exercisable on such Date of Termination. The Company shall have no additional obligations under this Agreement.

          In no event shall the Principal be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Principal under any of the provisions of this Agreement, and such amounts shall not be reduced, regardless of whether the Principal obtains other employment.

          (b) Cause, Death, Disability or Without Good Reason. If the Services are terminated during the Service Period by the Company for Cause, by the Principal, on behalf of himself and the Service Company, without Good Reason, or as a result of the Principal's death or Disability, the Company shall pay the Accrued Obligations to the Service Company within thirty (30) days following the Date of Termination. The Company shall have no additional obligations under this Agreement.

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             (c) Other Rights and Benefits. In the event of the termination of the Service Period for any reason, the Principal shall retain his rights under all employee benefit plans, including the Equity Plan, in accordance with the terms and conditions of such plans, provided that in no event will the Principal be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

             8.  Indemnification.

             The Company agrees that if the Principal is made a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), other than any Proceeding related to any contest or dispute between the Principal and the Company or any of its affiliates with respect to this Agreement or the Services of the Principal hereunder, by reason of the fact that the Principal is or was a director or officer of the Company, or any subsidiary of the Company or is or was serving at the request of the Company, as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, the Principal shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law. In addition, the Principal has represented that he has no applicable non-solicit, non-compete, or other restriction that could adversely affect his ability to perform the Services contemplated by this Agreement. Based on this representation, the Company agrees to pay, promptly and contemporaneously, all losses, including without limitation, reasonable legal fees and legal expenses, incurred by the Principal in connection with any action brought by his former employer related to his commencement of employment with or the performance of services for the Company.

             9.  Non-Solicitation.

             During the Service Period and for a period of two years following the Date of Termination, the Principal hereby agrees not to, directly or indirectly, for his own account or for the account of any other person or entity, (i) solicit or hire or assist any other person or entity in soliciting or hiring any employee of the Company or any of its subsidiaries or affiliates to perform any services for any entity (other than the Company or their respective subsidiaries or affiliates), attempt to induce any such employee to leave the employ of the Company or any affiliates of the Company, or otherwise interfere with or adversely modify such employee's relationship with the Company or any of its subsidiaries or affiliates, or (ii) induce any employee of the Company who is a member of management to engage in any activity which the Principal is prohibited from engaging in under any of Sections 9, 10 or 11 of this Agreement. For purposes of this Agreement, "employee" shall mean any natural person anywhere in the world who is employed by or otherwise engaged to perform services for the Company or any of its affiliates on the Date of Termination or during the one-year period preceding the Date of Termination.

             10. Non-Compete.

             In connection with the Services of the Principal performed under this Agreement and in recognition that the Principal shall be a significant stockholder in the Company, and except as specifically provided in Section 1(c) above, the Principal hereby agrees that, during the

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Service Period and for the one year period following any termination of the
Services of the Principal (other than a termination without Cause or for Good Reason as described in Sections 4(d) and 4(e) above), the Principal shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of a passive investment of not in excess of 5% of the outstanding voting shares of any publicly traded company), that is actively engaged in retail apparel business in any geographic area in which the Company or any of its subsidiaries or affiliates are engaged in such business.

             11. Confidentiality; Non-Disclosure.

             (a) The Principal hereby agrees that, during the Service Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information related to the Company and its affiliates. For purposes of this Agreement, the term "Confidential Information" shall mean all information of the Company or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution or customers' or trade secrets.

             (b) The Principal hereby agrees that, upon the termination of the Service Period, he shall not take, without the prior written consent of the Company, any drawing, blueprint, specification or other document (in whatever form) of the Company or its affiliates, which is of a confidential nature relating to the Company or its affiliates, or, without limitation, relating to its or their methods of distribution, or any description of any formulas or secret processes and will return any such information (in whatever form) then in his possession.

             12. Injunctive Relief.

             It is impossible to measure in money the damages that will accrue to the Company in the event that the Principal breaches any of the restrictive covenants provided in Sections 9, 10 or 11 hereof. In the event that the Principal breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining the Principal from violating such restrictive covenant. If the Company shall institute any action or proceeding to enforce any such restrictive covenant, the Principal hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company's right to require the Principal to account for and pay over to the Company, and the Principal hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Principal, directly or indirectly, as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 9, 10 or 11 of this Agreement.

             13. Representations and Covenants; Certain Reimbursements.

             (a) The Principal and the Company hereby represent to each other that they have full power and authority to enter into this Agreement on behalf of themselves and with respect to the Principal, the Service Company, and that the execution of, and performance of duties or obligations under, this Agreement shall not constitute a breach of or otherwise violate

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any other agreement to which the Principal or the Company, as applicable, is a party. Notwithstanding the foregoing, the parties hereto understand that the Company intends and is required to have the Equity Plan approved by the shareholders of the Company and that such grants are subject to such shareholder approval.

             (b) The Principal hereby represents to the Company that he will not utilize or disclose any confidential information obtained by the Principal in connection with his former employment with respect to his duties and responsibilities hereunder, and the Company covenants that it will not ask the Principal to do so.

             (c) The Principal represents and warrants that all of the capital stock of the Service Company are and will be throughout the Service Period owned by him, his immediate family members and no more than ten percent (10%) by employees of or service providers to the Service Company.

             (d) The Principal agrees that he will not cause any person other than the Principal to perform the Services or any other obligations of the Service Company under this Agreement.

             (e) The Principal agrees that he shall not sell, transfer, hypothecate, assign, transfer or otherwise dispose of his interest in the Service Company (other than to his immediate family members, upon his death to his heirs, and up to 10% of the Service Company to employees of or service providers to the Service Company) during the Service Period.

             (f) The Company represents to the Principal that the Company is in material compliance with all financial reporting requirements under the securities laws and is not aware of any material misstatement, or of any other issue that may potentially result in an accounting restatement, in any financial document that has been publicly issued or filed with the U.S. Securities and Exchange Commission prior to the Commencement Date.

             14. Miscellaneous.

             (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

             If to the Company:

             J. Crew Group, Inc.
             770 Broadway
             New York, NY 10003
             Attention:  Board of Directors and Secretary

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

             with a copy to:

             Paul Shim, Esq.
             Cleary, Gottlieb, Steen & Hamilton
             One Liberty Plaza
             New York, NY 10006

             If to the Service Company:

             To the Principal,

             with a copy to:

             Stephen T. Lindo, Esq.
             Willkie Farr & Gallagher
             787 Seventh Avenue
             New York, NY 10019-6099

             If to the Principal:

             To the address on file with the Company,

             with a copy to:

             Stephen T. Lindo, Esq.
             Willkie Farr & Gallagher
             787 Seventh Avenue
             New York, NY 10019-6099

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

             (b) The Company shall reimburse the Service Company and the Principal for reasonable legal fees incurred by the Service Company and/or the Principal in connection with the negotiation of this Agreement and the related agreements.

             (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the employment of the Principal, directly and through the Service Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to such employment.

             (d) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

             (e) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company, the Service Company or the Principal.

             (ii) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in the Agreement, the "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

             (f) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

             (g) The Company may withhold from any amounts payable to the Service Company and/or the Principal hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

             (h) This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

             (i) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation hereof or any agreements relating hereto or contemplated herein or the interpretation, breach, termination, validity or invalidity hereof shall be settled exclusively and finally by arbitration; provided that the Company shall not be required to submit claims for injunctive relief to enforce the covenants contained in Sections 9, 10 or 11 of this Agreement to arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA"), except as amplified or otherwise varied hereby. The Company and the Principal jointly shall appoint one individual to act as arbitrator within thirty (30) days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the President of the Association of the Bar of the City of New York and shall be a person who maintains his or her principal place of business in the New York metropolitan area and shall be an attorney, accountant or other professional licensed to practice by the State of New York who has substantial experience in employment and executive compensation matters. All fees and expenses of such arbitrator shall be shared equally by the Company and the Principal. The situs of the arbitration shall be New York City. Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The arbitration award shall be paid within thirty (30) days after the award has been made. Judgment upon the award may be entered in any federal or state court having jurisdiction over the parties and shall be final and binding. Each party shall be required to keep all proceedings related to any such arbitration and the final award and judgment strictly confidential; provided that either party may disclose such award as necessary to enter the award in a court of competent jurisdiction or to enforce the award, and to the extent required by law, court order, regulation or similar order.

             (j) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

             (k) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

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

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             J. CREW GROUP, INC.

                                             _______________________________
                                             Name:
                                             Title:


                                             J. CREW OPERATING CORP.

                                             _______________________________
                                             Name:
                                             Title:



                                             MILLARD S. DREXLER, INC.



                                             ________________________________
                                             Name: Millard S. Drexler
                                             Title: Principal




                                             ________________________________
                                             Millard S. Drexler

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